Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Siebert Financial Corp. (the “Company”) on Form 10-K/A for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), I, Joseph M. Ramos, Jr., in my capacity as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)    the Report filed by the Company with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.

/s/ Joseph M. Ramos, Jr.	Date: April 4, 2005
Joseph M. Ramos, Jr.
Chief Financial Officer

A signed original of this written statement required by Section 906, or other documents authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Siebert Financial Corp. and will be retained by Siebert Fiancial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.